SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2003

CHAMPPS ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Delaware	0-22639	04-3370491
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.

10375 Park Meadows Drive, Littleton, Colorado 80124

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 804-1333

There are 2 pages in this Report, plus exhibits.

Item 5. Other Events

On May 22, 2003, Champps Entertainment, Inc. amended and restated the employment contract of its chief executive officer, William H. Baumhauer. The commencement date of the new contract is July 1, 2003 and extends through June 30, 2005.

On May 27, 2003, William H. Baumhauer extended the expiration date of his stock trading plan from June 30, 2003 to September 30, 2003. The original plan was effective on September 13, 2003. The plan complies with the requirements of Rule 10b5-1 of the Securities and Exchange Commission, which permits employees to sell shares according to the plan on a regular basis, regardless of any subsequent nonpublic information they receive or the price of the stock at the time of the sale.

Item 7. Exhibits

Exhibit 99.1    Amended and restated employment contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPPS ENTERTAINMENT, INC.

Date: May 28, 2003
By: /s/ William H. Baumhauer
William H. Baumhauer
Chief Executive Officer